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                                                                    Exhibit 10.4

                               SENIOR SECURED NOTE

$10,000,000                                                   New York, New York
                                                                November 7, 2002

         FOR VALUE RECEIVED, the undersigned, INTEREP NATIONAL RADIO SALES, INC., a New York corporation ("Company"), hereby unconditionally PROMISES TO PAY to the order of UPPER COLUMBIA CAPITAL COMPANY, LLC, ("Lender"), at the office of Lender, at 135 East 57th Street, New York, New York 10022, or at such other place as the holder of this Senior Secured Note (this "Note") may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of TEN MILLION DOLLARS ($10,000,000), together with interest on the unpaid principal amount of this Note outstanding from time to time from the date hereof, at the rate provided in the Agreement (as hereinafter defined).

         This Note is a Senior Secured Note issued pursuant to that certain Agreement dated as of November 7, 2002 among Company, certain Subsidiaries of the Company, Lender and Guggenheim Investment Management, LLC, as Collateral Agent (the "Agreement"), to which reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made. All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

         The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Agreement and, if not sooner paid in full, on November 7, 2007. Interest thereon, at a rate per annum equal to 8.125%, shall be paid, in cash, quarterly in arrears on the first day of each fiscal quarter commencing on January 1, 2003, through the date of repayment in full.

         If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         Upon and after the occurrence of an Event of Default, this Note may, as provided in the Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Company.

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         This Note has been executed, delivered and accepted at New York, New
York and shall be interpreted, governed by and construed in accordance with, the laws of the State of New York.

                                       INTEREP NATIONAL RADIO SALES, INC.

                                       By:  /s/ William J. McEntee, Jr.
                                          ------------------------------
                                          Name:  William J. McEntee, Jr.
                                          Title: Chief Financial Officer and
                                                   Senior Vice President

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